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                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

                                ______________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   January 12, 2001
                                                   ----------------

                           HOLMES MICROSYSTEMS, INC.
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               (Exact name of Registrant as Specified in Charter)


           Texas                     000-18257              91-1939829
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(State of Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)         Identification No.)


      80 Zhong Shan Er Road, Guangzhou, People's Republic of China 510080
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(Address of Principal Executive Offices)


Registrant's telephone number, including area code    (8620) 8387-9773
                                                      --------------------------


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         (Former name or Former Address, if Changed Since Last Report)
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Item 1.  Changes in Control of Registrant.

Holmes Microsystems, Inc. (the "Registrant") entered into an Exchange Agreement, dated as of January 12 , 2001 (the "Exchange Agreement") by and among the Registrant, Guangdong Gosun Communication Equipment Sales Co., Ltd. ("Gosun"), Kip Eardley, Howard Oveson and the shareholders of Gosun named therein (the "Gosun Shareholders"). Pursuant to the Exchange Agreement, on January 12, 2001 (the "Closing"), the Registrant acquired from the Gosun Shareholders all of the equity interests of Gosun (the "Acquisition") in exchange for fifteen million seven hundred nine thousand one hundred thirty (15,709,130) shares of the Registrant's common stock representing 89% of the issued and outstanding shares of the Registrant after giving effect to the Acquisition.

On the Closing, Kip Eardly resigned from the board of directors and Yi-biao Chen, Jie-chao Yang, Jin-qiu Mai, Xue-hou Liu and Hung Kee Lai became members of the board of directors of the Registrant. The directors then elected Yi-biao Chen as the Chairman of the Board.

The following table sets forth certain information after giving effect to the issuance of the securities at the Closing with respect to the beneficial ownership of the outstanding shares of common stock by the Registrant's directors, executive officers and each person known to the Registrant who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group.

Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:


              Name                                               Total Number
                                                                   of Shares          Percentage Ownership
Yi-biao Chen                                                       9,803,197                 55.55%
Business Affairs Entertainment Inc.                                1,109,322                  6.27%
All Directors and Executive Offiicers (5 persons)                 11,805,038                 66.90%


Item 2.  Acquisition or Disposition of Assets.

The information set forth above under "Item 1. Changes in Control of Registrant" is incorporated herein by reference.

As described in Item 1 above, pursuant to the Exchange Agreement, the Registrant acquired all of the issued and outstanding equity interest of Gosun. In consideration therefor, the Registrant issued to the Gosun Shareholders fifteen million seven hundred nine thousand one hundred thirty (15,709,130) shares of the Registrant's common stock. The consideration for the acquisition of Gosun was negotiated on an arms length basis.

Gosun is a company organized under the laws of the People's Republic of China and is engaged in the operation of a retail chain selling cellular phones and related products in the People's Republic of China.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On January 25, 2001 the Registrant advised Pritchett, Siler & Hardy, P.C. ("Pritchett") that it would not be appointed as the Registrant's auditors for the year ended December 31, 2000.

(b) During either of the past two fiscal years, and any subsequent interim period, Pritchett's reports on the Registrant's financial statements have not contained adverse opinions or disclaimers of opinion except that Pritchett's report for the fiscal year ended January 31, 2000 contained a going concern qualification. During either of the past two fiscal years, and any subsequent interim period, there have not been any
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     disagreements between Pritchett and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events between Pritchett and the Registrant.

(c) The Registrant has requested Pritchett to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to Pritchett on January 25, 2001. The Registrant will file such letter as an amendment to this Form 8-K.

(d) On January 22, 2001, the Board of Directors of the Registrant appointed BDO International as independent auditors of the Registrant for the fiscal year ended December 31, 2000. Prior to the engagement of BDO International, neither the Registrant nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, or type of audit opinion that might be rendered on the Registrant's financial statements.

Item 5.  Other Events.

a) The Registrant has moved its principal executive offices from 57 West 200 South, Suite 310, Salt Lake City, Utah 84101 to 80 Zhong Shan Er Road, Guangzhou, People's Republic of China 510080.

b) The Registrant has elected to change its fiscal year from January 31 to December 31 effective with the fiscal year ended December 31, 2000.


Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

a)  Financial Statements of Businesses Acquired.

b)  Pro Forma Financial Information.

    The financial statements required by these items are not included in this initial report on form 8-K. Such financial statements will be filed by amendment not later than 60 days from the date hereof.

(c) Exhibits.
    10.1 Share Exchange Agreement, dated as of January 12, 2001 by and among, Holmes Microsystems, Inc., Guangdong Gosun Communication Equipment Sales Co., Ltd. ("Gosun"), Kip Eardly and Howard Overson and the shareholders of Gosun.
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HOLMES MICROSYSTEMS, INC.
Date  January 24, 2001
                                             By /s/ Yi-biao Chen
                                                ----------------
                                             Name: Yi-biao Chen
                                             Title:  Chairman of the Board